SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2012

Citizens South Banking Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23971	54-2069979
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

519 South New Hope Road, Gastonia, North Carolina	28054-4040
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   704-868-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Salary Continuation Agreement.  On January 23, 2012, the Board of Directors of Citizens South Bank (the “Bank”), a wholly-owned subsidiary of Citizens South Banking Corporation, adopted the Second Amendment (the “Amendment”) to the Salary Continuation Agreement for Kim S. Price, President and Chief Executive Officer of the Bank (the “Executive”).  The Amendment, effective January 23, 2012, provides that the Executive will be entitled to change-in-control benefits under the Agreement in the event of the Executive’s termination of employment at any time and for any reason after a change in control.  The Amendment also gives the Executive the opportunity to make a subsequent election to change the form or time of payment of the benefit under the Agreement, in compliance with the requirements of Section 409A of the Internal Revenue Code.

Item 9.01                      Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION

DATE: January 25, 2012	By:	/s/ Gary F. Hoskins
Gary F. Hoskins
Executive Vice President, Chief Financial Officer
and Treasurer